      As filed with the Securities and Exchange Commission on July 1, 1998
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                            First Union Corporation
             (Exact name of registrant as specified in its charter)

                           North Carolina                                            56-0898180
    (State or other jurisdiction of incorporation or organization)     (I.R.S. Employer Identification No.)

                            One First Union Center
                     Charlotte, North Carolina 28288-0013
                                (704) 374-6565
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                          Marion A. Cowell, Jr., Esq.
            Executive Vice President, Secretary and General Counsel
                            First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copy to:
                          Robert B. Hiden, Jr., Esq.
                              Sullivan & Cromwell
                                250 Park Avenue
                           New York, New York 10177
                                 (212) 558-3812
                                ---------------
        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined in the light of market and other conditions.
                                ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class                    Proposed Maximum   Proposed Maximum    Amount of
  of Securities to      Amount to be     Offering Price    Aggregate Offer-   Registration
    be Registered        Registered       Per Unit (1)       ing Price (1)      Fee (1)
Debt Securities ....  $4,822,000,000            (1)                (1)            $100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) This Registration Statement pertains to offers and sales of previously registered debt securities of First Union Corporation related to market-making transactions by and through Wheat First Securities, Inc., an affiliate of the Registrant. Because registration fees with respect to these debt securities were paid previously in connection with the registration of the initial offerings of these debt securities to the public, the amount of the registration fee payable with respect to this Registration Statement is the minimum fee of $100.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                   SUBJECT TO COMPLETION, DATED JULY 1, 1998


                            First Union Corporation
                                Debt Securities
                               ----------------
     First Union Corporation (the "Corporation" or "FUNC") has issued its unsecured debt securities (the "Debt Securities") consisting of unsecured senior debt securities (the "Senior Debt Securities") and unsecured subordinated debt securities (the "Subordinated Debt Securities"). The following Debt Securities have been issued and the indicated aggregate principal amounts are outstanding as of the date hereof:


                             Senior Debt Securities

Fixed Rate Notes
----------------
$250,000,000 of 6.60% Notes due June 15, 2000

Floating Rate Notes
-------------------
$100,000,000 of Floating Rate Extendible Notes due June 15, 2005

                         Subordinated Debt Securities

Fixed Rate Notes
----------------
$250,000,000 of 9.45% Notes due June 15, 1999
$150,000,000 of 9.45% Notes due August 15, 2001
$250,000,000 of 8 1/8% Notes due June 24, 2002
$225,000,000 of 8% Notes due November 15, 2002
$150,000,000 of 7 1/4% Notes due February 15, 2003
$150,000,000 of 8.77% Notes due November 15, 2004
$250,000,000 of 6 5/8% Notes due July 15, 2005
$250,000,000 of 7.05% Notes due August 1, 2005
$250,000,000 of 6 7/8% Notes due September 15, 2005
$200,000,000 of 7% Notes due March 15, 2006
$300,000,000 of 7 1/2% Notes due July 15, 2006
$300,000,000 of 6.40% Notes due April 1, 2008
$200,000,000 of 6% Notes due October 30, 2008
$150,000,000 of 6 3/8% Notes due January 15, 2009
$150,000,000 of 8% Notes due August 15, 2009
$60,000,000 of 7.18% Notes due April 15, 2011

Fixed Rate Debentures
---------------------
$300,000,000 of 6.824%/7.574% Debentures due August 1, 2026
$200,000,000 of 6.30% Putable/Callable Notes Due April 15, 2028
$250,000,000 of 7 1/2% Debentures due April 15, 2035
$250,000,000 of 6.55% Debentures due October 15, 2035


Floating Rate Notes
-------------------
$150,000,000 of Floating Rate Notes due July 22, 2003


Medium-Term Notes
-----------------
$25,000,000 of 9.89% Notes due March 13, 2001 (Series B)
$3,000,000 of 9.93% Notes due March 27, 2001 (Series B)
$6,000,000 of 9.78% Notes due April 19, 2001 (Series B)
$2,000,000 of 9.58% Notes due June 4, 2001 (Series B)
$1,000,000 of 9.56% Notes due June 5, 2001 (Series B)

                               ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                               ----------------
     This Prospectus has been prepared in connection with the Debt Securities and will be used by First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), an affiliate of the Corporation, in connection with offers and sales related to market-making and other transactions in the Debt Securities. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.



                    The date of this Prospectus is   , 1998.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621), and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information is also available from the Commission over the Internet at http://www.sec.gov. The Corporation's Common Stock, $3.33 1/3 par value per share ("First Union Common Stock"), is listed and traded on the New York Stock Exchange, Inc. (the "NYSE"). Reports, proxy statements and other information of the Corporation can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 of which this Prospectus is a part (together with all amendments and exhibits thereto, the "Registration Statement"), which the Corporation has filed with the Commission under the Securities Act, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which reference is hereby made for further information.

     The Commissioner of Insurance (the "Commissioner") of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the adequacy of this Prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus:

     (1) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) the Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and

   (3) the Corporation's Current Reports on Form 8-K dated January 22, 1998, April 15, 1998, April 23, 1998, May 7, 1998, May 26, 1998 and June 8,
       1998.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities are hereby incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained herein, in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

     The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for certain exhibits to such documents. Written requests should be sent to: Corporate Relations, First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0206. Telephone requests may be directed to
(704) 374-6782.

                                THE CORPORATION

     The Corporation was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina ("FUNB-NC") and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB-NC in 1964, became subsidiaries of the Corporation. FUNB-NC merged into First Union National Bank ("FUNB") in February 1998.

     The Corporation provides a wide range of commercial and retail banking and trust services through full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. Such offices are operated by FUNB, based in Charlotte, North Carolina, except the Delaware offices, which are operated by First Union Bank of Delaware. The Corporation also provides various other financial services, including mortgage banking, credit card, home equity lending, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

     The Corporation's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-0013 (telephone number (704) 374-6565).


               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES*



                                             Three Months                    Years Ended December 31,
                                                Ended        ---------------------------------------------------------
                                            March 31, 1998      1997        1996        1995        1994        1993
                                           ---------------   ---------   ---------   ---------   ---------   ---------
Excluding interest on deposits .........         2.63x           2.50        2.58        2.87        3.47        4.07
Including interest on deposits .........         1.67x           1.57        1.56        1.58        1.72        1.74

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.

     * Restated to reflect the Corporation's pooling of interests acquisition of CoreStates Financial Corp completed on April 28, 1998.


                       DESCRIPTION OF THE DEBT SECURITIES

General

     The Debt Securities are direct, unsecured obligations of the Corporation. The Debt Securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities and should be read together with the more detailed description of each individual Debt Security set forth below.

     Unless otherwise indicated with respect to an individual Senior Debt Security, the Senior Debt Securities have been issued under an Indenture, dated as of April 1, 1983, as amended by supplemental indentures dated as of May 17, 1986, July 1, 1988 and August 1, 1990 (the "Senior Indenture"), between the Corporation and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Senior Trustee"). Unless otherwise indicated with respect to an individual Subordinated Debt Security, the Subordinated Debt Securities have been issued under an Indenture, dated as of March 15, 1986, as amended by supplemental indentures dated as of August 1, 1990, November 15, 1992 and February 7, 1996 (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures"), between the Corporation and Harris Trust and Savings Bank, as successor Trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"). Copies of the Senior Indenture, the Subordinated Indenture and any other indenture described herein are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities, the Senior Indenture, the Subordinated Indenture and any other indenture discussed herein are brief summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Because some of the Debt Securities, as discussed below, have been issued under an indenture other than the Indentures or were issued under the Indentures as not so supplemented or amended, the following summaries of certain provisions of the Debt Securities are qualified by the more specific discussion of each particular Debt Security set forth below. Whenever particular provisions or defined terms in an Applicable Indenture or Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Section references used herein are references to the Applicable Indenture or Indentures. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture or Indentures.

     The Indentures do not limit the aggregate principal amount of Debt Securities or of any particular series of Debt Securities which may be issued thereunder and provide that Debt Securities issued thereunder may be issued from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301). The Indentures provide that there may be more than one trustee under the Indentures with respect to different series of Debt Securities. As of March 31, 1998, $259 million aggregate principal amount of Senior Debt Securities was issued and outstanding as additional series of Debt Securities under the Senior Indenture. The Senior Trustee is trustee for such additional series. As of March 31, 1998, $4.0 billion aggregate principal amount of Subordinated Debt Securities was issued and outstanding as additional series of Debt Securities under the Subordinated Indenture. The Subordinated Trustee is trustee for such additional series.

     The Indentures do not limit the amount of other debt that may be issued by the Corporation and do not contain financial or similar restrictive covenants. As of March 31, 1998, the Corporation had an aggregate of $1.4 billion of short-term Senior Indebtedness outstanding, which consisted primarily of commercial paper. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness and Other Financial Obligations (as defined herein). The Indentures do not prohibit or limit the incurrence of additional Senior Indebtedness, Subordinated Debt Securities or Other Financial Obligations.

     Because the Corporation is a holding company and a legal entity separate and distinct from its subsidiaries, the rights of the Corporation to participate in any distribution of assets of any subsidiary upon its liquidation of assets or reorganization or otherwise (and thus the ability of Holders of Debt Securities to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation itself may be a creditor of that subsidiary with recognized claims. Claims on the Corporation's subsidiary banks by creditors other than the Corporation include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The Indentures do not contain any covenants designed to afford holders of Securities, including Holders of the Debt Securities, protection in the event of a highly leveraged transaction involving the Corporation.

     Unless otherwise indicated below with respect to any particular Debt Security, principal, premium, if any, and interest, if any, on the Debt Securities are payable, and the Debt Securities are transferable, at the Corporate Trust Office of FUNB in Charlotte, North Carolina, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. (Sections 301, 305 and 1002).

     Unless otherwise indicated below with respect to any particular Debt Security, the Debt Securities have been issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302). The Indentures provide that Debt Securities of any series may be issuable in permanent global form. (Section 301). Except as described below with respect to any particular Debt Security, none of the Debt Securities described herein have been issued in global form. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

     Unless otherwise indicated below with respect to any particular Debt Security, the Debt Securities were not issued as Original Issue Discount Securities at a substantial discount below their stated principal amount. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof in accordance with the terms of the Applicable Indenture. (Section 101).


Subordination of the Subordinated Debt Securities

     The obligations of the Corporation to make any payment on account of the principal of and interest on any Subordinated Debt Securities are, to the extent set forth in the Subordinated Indenture, subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Unless otherwise specified below with respect to any particular Subordinated Debt Security, "Senior Indebtedness" of the Corporation is defined in the Subordinated Indenture to mean the principal of, premium, if any, and interest on (i) all indebtedness of the Corporation for money borrowed (including indebtedness of others guaranteed by the Corporation) other than the Subordinated Debt Securities, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except (a) any obligations on account of Existing Subordinated Indebtedness (as defined herein), and (b) such indebtedness as is by terms expressly stated to be not superior in right of payment to the Subordinated Debt Securities or to rank pari passu with the Subordinated Debt Securities, and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" is defined in the Subordinated Indenture to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. (Section 101 and Article Fourteen of the Subordinated Indenture).

     The payment of the principal of and interest on the Subordinated Debt Securities is, to the extent set forth in the Subordinated Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Unless otherwise specified below with respect to any particular Subordinated Debt Security, in certain events of insolvency, the payment of the principal of and interest on the Subordinated Debt Securities, other than Subordinated Debt Securities that are also Existing Subordinated Indebtedness, will, to the extent set forth in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined herein). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on the Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Subordinated Debt Securities (defined in the Subordinated Indenture as "Excess Proceeds") and if, at such time, any Entitled Persons (as defined herein) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on the Subordinated Debt Securities.

     By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Corporation who are not holders of Senior Indebtedness or Holders of the Subordinated Debt Securities may recover less, ratably, than the holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Debt Securities. By reason of the obligation of the Holders of Subordinated Debt Securities (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, Holders of Existing Subordinated

Indebtedness may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the Holders of Subordinated Debt Securities (other than Existing Subordinated Indebtedness).

     Unless otherwise specified below with respect to any particular Subordinated Debt Security, "Existing Subordinated Indebtedness" means Subordinated Debt Securities issued pursuant to the Subordinated Indenture prior to November 15, 1992. (Section 101 of the Subordinated Indenture).

     Unless otherwise specified below with respect to any particular Subordinated Debt Security, "Other Financial Obligations" means all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of Senior Indebtedness, and
(b) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities. Unless otherwise specified below with respect to any particular Subordinated Debt Security, "Entitled Persons" means any Person who is entitled to payment pursuant to the terms of Other Financial Obligations.

     The Corporation's obligations under the Subordinated Debt Securities shall rank pari passu in right of payment with each other and with the Existing Subordinated Indebtedness, subject (unless otherwise specified below with respect to any particular Subordinated Debt Security) to the obligations of the Holders of Subordinated Debt Securities (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Subordinated Indenture.

     The particular provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series are described below under "Summary of Particular Subordinated Debt Securities".


Limitation on Disposition of Stock of FUNB

     The Senior Indenture

     The Senior Indenture contains a covenant by the Corporation that, so long as any of the Senior Debt Securities issued thereunder before August 1, 1990 are outstanding, but subject to the rights of the Corporation in connection with its consolidation with or merger into another corporation or a sale of the Corporation's assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of FUNB, nor will it permit FUNB to issue (other than to the Corporation) any shares (other than directors' qualifying shares) of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of FUNB, unless (i) any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Corporation, and (ii) the Corporation will own at least 80 percent of the issued and outstanding Voting Stock of FUNB (or any successor to FUNB) free and clear of any security interest after giving effect to such transaction. (Section 1006).

     The foregoing covenant is not a covenant for the benefit of any series of Senior Debt Securities issued on or after August 1, 1990 under the Senior Indenture.


     The Subordinated Indenture

     The Subordinated Indenture contains a covenant by the Corporation that, so long as any of the Subordinated Debt Securities issued thereunder before August 1, 1990 are outstanding, but subject to the rights of the Corporation in connection with its consolidation with or merger into another corporation or a sale of the Corporation's assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of FUNB (other than to a Wholly-Owned Subsidiary), nor will it permit FUNB to issue (other than to the Corporation or to a Wholly-Owned Subsidiary) any shares (other than directors' qualifying shares) of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of FUNB, unless (i) any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Corporation, and (ii) the Corporation and/or its Wholly-Owned Subsidiaries will own at least 80 percent of the issued and outstanding Voting Stock of FUNB (or any successor to FUNB) free and clear of any security interest after giving effect to such transaction. (Section 1006).

     The foregoing covenant is not a covenant for the benefit of any series of Subordinated Debt Securities issued on or after August 1, 1990 under the Subordinated Indenture.


Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Banks

     The Indentures each contain a covenant by the Corporation that it will not, and will not permit any Subsidiary to, sell, assign, transfer, grant a security interest or otherwise dispose of any shares of Voting Stock, or any securities convertible into shares of Voting Stock, of any Major Subsidiary Bank or any Subsidiary owning, directly or indirectly, any shares of Voting Stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any Subsidiary owning, directly or indirectly, any shares of Voting Stock of a Major Subsidiary Bank to issue any shares of its Voting Stock or any securities convertible into shares of its Voting Stock, except for sales, assignments, transfers or other dispositions which: (i) are for the purpose of qualifying a Person to serve as a director; (ii) are for fair market value (as determined by the Board of Directors of the Corporation) and, after giving effect to such dispositions and to any potential dilution, the Corporation will own not less than 80 percent of the shares of Voting Stock of such Major Subsidiary Bank or any such Subsidiary owning any shares of Voting Stock of such Major Subsidiary Bank; (iii) are made (x) in compliance with an order of a court or regulatory authority of competent jurisdiction, or (y) in compliance with a condition imposed by any such court or authority permitting the acquisition by the Corporation, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a Person such as the Corporation or a Subsidiary to engage in, or (z) in compliance with an undertaking made to such authority in connection with such an acquisition (provided that, in the case of clauses (y) and (z), the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75 percent of the assets of such Major Subsidiary Bank or such Subsidiary owning, directly or indirectly, any shares of Voting Stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition); or
(iv) are made to the Corporation or any Wholly-Owned Subsidiary. Notwithstanding the foregoing, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or Washington D.C., if after giving effect to such merger or consolidation the Corporation or any Wholly-Owned Subsidiary owns at least 80 percent of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. (Section 1007). A Major Subsidiary Bank is defined in each Indenture to mean any Subsidiary which is a bank and has total assets equal to 25 percent or more of the consolidated assets of the Corporation determined as of the date of the most recent audited financial statements of such entities. At present, the only Major Subsidiary Bank is FUNB.

     The foregoing covenant is not a covenant for the benefit of any series of Debt Securities issued before August 1, 1990, or, in the case of Subordinated Debt Securities, issued after November 15, 1992.


Defaults

     The Senior Indenture

     An Event of Default is defined in the Senior Indenture as, with respect to Senior Debt Securities of any series issued thereunder: default in payment of principal of or premium, if any, on any Senior Debt Security of that series at maturity; default for 30 days in payment of interest of any Senior Debt Security of that series; failure to deposit any sinking fund payment when due in respect of that series; failure by the Corporation for 60 days after due notice in performance of any other of the covenants or warranties in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series); failure to pay when due any indebtedness of the Corporation or, in the case of any series of Senior Debt Securities issued on or after August 1, 1990, any Major Subsidiary Bank, or, in the case of any series of Senior Debt Securities issued before August 1, 1990, FUNB, for borrowed money in excess of $5,000,000, or acceleration of the maturity of any such indebtedness in excess of such amount if acceleration results from a default under the instrument giving rise to such indebtedness and is not annulled within 30 days after due notice, unless in either case such default is contested in good faith by appropriate proceedings; certain events of bankruptcy, insolvency or reorganization of the Corporation or, in the case of any series of Senior Debt Securities issued on or after August 1, 1990, any Major Subsidiary Bank,or, in the case of any series of Senior Debt Securities issued before August 1, 1990, FUNB; and any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

     The Senior Indenture provides that, if any Event of Default with respect to Senior Debt Securities of any series at the time Outstanding thereunder occurs and is continuing, either the Senior Trustee or the Holders of not less than 25 percent in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy), but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series on behalf of the Holders of all Senior Debt Securities of that series. (Sections 502 and 513). See the last paragraph under " -- General" above. In the event of the bankruptcy, insolvency or reorganization of the Corporation, the claims of Holders of the Senior Debt Securities would be subject as to enforcement to the broad equity power of a federal bankruptcy court, and to the determination by that court of the nature of the rights of such Holders.

     The Senior Indenture contains a provision entitling the Senior Trustee, subject to the duty of the Senior Trustee upon the occurrence and continuation of an Event of Default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Senior Debt Securities thereunder before proceeding to exercise any right or power under the Senior Indenture at the request of the Holders of such series of Senior Debt Securities. (Section 603). The Senior Indenture provides that the Holders of a majority in principal amount of Outstanding Senior Debt Securities thereunder of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or other power conferred on the Senior Trustee, with respect to the Senior Debt Securities of such series, provided that the Senior Trustee may decline to act if such direction is contrary to law or the Senior Indenture or would involve the Senior Trustee in personal liability. (Section 512).

     The Corporation has and will continue to file annually with the Senior Trustee a certificate as to compliance with all conditions and covenants in the Senior Indenture. (Section 1007).


     The Subordinated Indenture

     Payment of principal of the Subordinated Debt Securities may be accelerated only upon an Event of Default under the Subordinated Indenture. There is no right of acceleration in the case of a default in the payment of interest or the payment of principal prior to the date of maturity or a default in the performance of any other covenant of the Corporation in the Subordinated Indenture, unless the terms of a particular series of Subordinated Debt Securities specifically provide otherwise, in which case any such right of acceleration will be described below with respect to such series of Subordinated Debt Securities.

     An Event of Default is defined in the Subordinated Indenture as, with respect to Subordinated Debt Securities of any series issued thereunder, certain events involving the bankruptcy, insolvency or reorganization of the Corporation and any other Event of Default which may be provided for with respect to the Subordinated Debt Securities of that series. (Section 501). A Default, with respect to Subordinated Debt Securities of that series, is defined in the Subordinated Indenture to include: (i) any Event of Default;
(ii) a default in the payment of principal or premium, if any, of any Subordinated Debt Security of that series at its maturity; (iii) a default in the payment of any interest when due, continued for 30 days; (iv) a default in any required designation of funds as Available Funds; or (v) default in the performance, or breach, of any other covenant of the Corporation in the Subordinated Indenture or in the Subordinated Debt Securities of that series, continued for 90 days after written notice to the Corporation by the Subordinated Trustee or to the Corporation and the Subordinated Trustee by the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series. (Section 503). If an Event of Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, either the Subordinated Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series may accelerate the maturity of all Outstanding Subordinated Debt Securities of such series. The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series may waive an Event of Default resulting in acceleration of the Subordinated Debt Securities of such series, but only if all Events of Default have been remedied and all payments due on the Subordinated Debt Securities of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502). Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Trustee, in case a Default shall occur and be continuing, the Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders of the Outstanding Subordinated Debt Securities of that series, unless such Holders shall have offered to the Subordinated Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Subordinated Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee or exercising any trust or power conferred on the Subordinated Trustee. (Section 512). The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series may waive any past default under the Subordinated Indenture with respect to such series, except a default in the payment of principal or interest or a default in respect of a covenant in the Subordinated Indenture which cannot be modified without the consent of the Holder of each Outstanding Subordinated Debt Security of the series affected. (Section 513). See the last paragraph under " -- General" above. In the event of the bankruptcy, insolvency or reorganization of the Corporation, the claims of the Holders of Subordinated Debt Securities would be subject as to enforcement to the broad equity power of a federal bankruptcy court, and to the determination by that court of the nature of the rights of such Holders.

     The Corporation has and will continue to file annually with the Subordinated Trustee a certificate as to compliance with all conditions and covenants in the Subordinated Indenture. (Section 1007).


Modification and Waiver

     Certain modifications and amendments of each of the Senior Indenture or the Subordinated Indenture may be made by the Corporation and the Trustee under the Applicable Indenture only with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under such Indenture and affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security issued under such Indenture and affected thereby: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Outstanding Debt Security; (ii) reduce the principal amount of, or the premium, if any, or the interest on, any such Outstanding Debt Security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the maturity thereof); (iii) change the place of payment where, or the coin or currency or currency unit in which, any principal of, or premium, if any, or interest on, any such Outstanding Debt Security is payable; (iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (v) reduce the above-stated percentage of Outstanding Debt Securities of any series the consent of the Holders of which is necessary to modify or amend the Applicable Indenture; or (vi) modify the foregoing requirements or reduce the percentage of aggregate principal amount of Outstanding Debt Securities of any series required to be held by Holders seeking to waive compliance with certain provisions of the Applicable Indenture or seeking to waive certain defaults. (Section 902).

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Outstanding Debt Securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Applicable Indenture. (Section 1008). The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Outstanding Debt Securities of that series waive any past default under the Applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on any Outstanding Debt Security of that series or in respect of a covenant or provision which under the Applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security issued thereunder of the series affected. (Section
513).

     Certain modifications and amendments of each of the Senior Indenture and the Subordinated Indenture may be made by the Corporation and the Trustee under the Applicable Indenture without the consent of Holders of the Outstanding Debt Securities issued under such Indenture. (Section 901).

     Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities issued under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Outstanding Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, and (ii) the principal amount of Outstanding Debt Securities denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of such Outstanding Debt Securities, of the principal amount of such Outstanding Debt Securities or, in the case of an Original Issue Discount Securities, the U.S. dollar equivalent, determined on the date of original issuance of such Outstanding Debt Securities, of the amount determined as provided in (i) above. (Section 101).


Consolidation, Merger and Sale of Assets

     The Indentures each provide that the Corporation may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any Person unless (i) the corporation formed by such consolidation or into which the Corporation is merged or the Person to which the properties and assets of the Corporation are so transferred shall be a corporation organized and existing under the laws of the United States, any State thereof or Washington, D.C. and shall expressly assume by supplemental indenture the payment of the principal of and premium, if any, and interest on the Senior Debt Securities or the Subordinated Debt Securities, as the case may be, and the performance of the other covenants of the Corporation under the Applicable Indenture; (ii) immediately after giving effect to such transaction, no Event of Default or Default, as applicable, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, as applicable, shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 801).


Trustees

     Either or both of the Trustees may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 610). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Applicable Indenture separate and apart from the trust administered by any other such Trustee (Section 611), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

     In the normal course of business, the Corporation and its subsidiaries conduct banking transactions with the Trustees, and the Trustees conduct banking transactions with the Corporation and its subsidiaries.


Book-Entry Debt Securities

     As designated below, certain Debt Securities have been issued in permanent global form (hereinafter, "Book-Entry Debt Securities") under the Indentures. Upon issuance, all Book-Entry Debt Securities of like tenor and having the same date of issuance will be represented by one or more permanent global Debt Securities. Each permanent global Debt Security representing Book-Entry Debt Securities has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depositary, located in the Borough of Manhattan, the City of New York, and has been registered in the name of the Depositary or a nominee of the Depositary.

     Ownership of Book-Entry Debt Securities is limited to institutions that have accounts with such Depositary or its nominee ("participants") or Persons that may hold interests through participants. In addition, ownership of Book-Entry Debt Securities by participants is only evidenced by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee, as the case may be. Ownership of Book-Entry Debt Securities by Persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer Book-Entry Debt Securities.

     The Corporation has been advised by the Depositary that upon the issuance of a permanent global Debt Security or Debt Securities, representing Book-Entry Debt Securities, and the deposit of such permanent global Debt Security or Debt Securities with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Debt Securities represented by such permanent global Debt Security or Debt Securities to the accounts of participants.

     Payments of principal of and any premium and interest on Book-Entry Debt Securities represented by any permanent global Debt Security or Debt Securities registered in the name of or held by the Depositary or its nominee, will be made to the Depositary or its nominee, as the case may be, as the registered owner and the Holder of the permanent global Debt Security or Debt Securities representing such Book-Entry Debt Securities. Such payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of the applicable Trustee, as Paying Agent, in the Borough of Manhattan, the City of New York, provided that, in the case of payments of principal and any premium, the permanent global Debt Security or Debt Securities are presented to such Paying Agent in time for such Paying Agent to make such payments in such funds in accordance with its normal procedures. None of the Corporation, the Trustees and any agent of the Corporation or the Trustees will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of Book-Entry Debt Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such Book-Entry Debt Securities.

     The Corporation has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest in respect of a permanent global Debt Security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global Debt Security or Debt Securities as shown on the records of the Depositary. Payments by participants to owners of Book-Entry Debt Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

     No permanent global Debt Security or Debt Securities described above may be transferred except as a whole by the Depositary for such permanent global Debt Security or Debt Securities to a nominee of the Depositary or by a nominee of the Depositary.

     Book-Entry Debt Securities represented by a permanent global Debt Security are exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for such permanent global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(ii) the Corporation in its sole discretion determines that such Book-Entry Debt Securities shall be exchangeable for definitive Debt Securities in registered form, or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities. Unless otherwise indicated below with respect to a particular Debt Security, any permanent global Debt Security representing Book-Entry Debt Securities that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such definitive Debt Securities shall be registered in the name or names of such Person or Persons as the Depositary shall instruct the Security Registrar. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of Book-Entry Debt Securities.

     Except as provided above, owners of Book-Entry Debt Securities will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indentures, and no permanent global Debt Security representing Book-Entry Debt Securities will be exchangeable, except for another permanent global Debt Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each Person owning a Book-Entry Debt Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indentures. The Indentures provide that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indentures. The Corporation understands that under existing industry practices, in the event that the Corporation requests any action of Holders or an owner of a Book-Entry Debt Security desires to give or take any action a Holder is entitled to give or take under the Indentures, the Depositary would authorize the participants owning the relevant Book-Entry Debt Securities to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depositary has advised the Corporation that the Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of such participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


                  SUMMARY OF PARTICULAR SENIOR DEBT SECURITIES

Non-Redeemable Senior Fixed Rate Notes

     The 6.60% Notes due June 15, 2000 (the "Non-Redeemable Senior Notes") were issued on June 10, 1997. The Non-Redeemable Senior Notes are not redeemable prior to maturity and are issued and transferable in fully registered form in denominations of $1,000 and integral multiples thereof. No sinking fund has been provided for the Non-Redeemable Senior Notes. The Non-Redeemable Senior Notes bear interest at the rate of 6.60%, payable semi-annually in arrears through maturity to the Persons in whose names such Notes are registered at the close of business on the Regular Record Date preceding each Interest Payment Date for such Notes. The Regular Record Dates for the Non-Redeemable Senior Notes are the June 1 and December 1 immediately preceding the Interest Payment Dates of June 15 and December 15 of each year. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The Non-Redeemable Senior Notes are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in the Non-Redeemable Senior Notes is effected through the facilities of DTC, such trades will be settled in immediately available funds.


Senior Floating Rate Notes

     Floating Rate Extendible Notes due June 15, 2005 (the "SFRE Notes")

     General. The SFRE Notes were issued on July 3, 1985 and will mature on June 15, 2005 (the "SFRE Stated Maturity"). The SFRE Notes bear interest as described below, from July 3, 1985 or from the most recent interest payment date to which interest has been paid or duly provided for, payable quarterly in arrears on March 15, June 15, September 15 and December 15 in each year, commencing September 15, 1985, to the Persons in whose names the SFRE Notes (or any predecessor SFRE Notes) are registered at the close of business on the March 1, June 1, September 1 and December 1, as the case may be, next preceding such Interest Payment Date. Each period beginning on a quarterly Interest Payment Date and ending on and including the next succeeding quarterly Interest Payment Date is herein called an "SFRE Interest Period". Interest accrues from and including the first day of each SFRE Interest Period to but excluding the last day of such SFRE Interest Period.

     The SFRE Notes, including SFRE Notes issuable upon partial redemption or repayment, are issued and transferable in fully registered form in denominations of $1,000 and integral multiples thereof.

     Computation of Rate of Interest. For the purpose of calculating the rate of interest per annum payable in respect of each SFRE Interest Period on the SFRE Notes, the Corporation appointed as agent Bankers Trust Company (the "Agent Bank"). The rate of interest per annum payable in respect of each SFRE Interest Period (the "SFRE Rate of Interest") is calculated by the Agent Bank in accordance with the following procedures:

       (i) On the second SFRE Business Day prior to the commencement of each SFRE Interest Period (the "SFRE Interest Determination Date"), the Agent Bank requests the principal London office of each of the Reference Banks (as defined below) to provide the Agent Bank with its offered quotation for three-month United States dollar deposits to leading banks in the London interbank market at approximately 11:00 A.M. (London time) on the SFRE Interest Determination Date in question. The SFRE Rate of Interest for such SFRE Interest Period is equal to the sum of (i) the Extendible Interest Rate Spread (determined as summarized below) and (ii) the arithmetic mean of such London interbank offered quotations (rounded upward as aforesaid), as determined by the Agent Bank. The Corporation appointed The Chase Manhattan Bank and Citibank, N.A. as Reference Banks.

       (ii) If on any SFRE Interest Determination Date at least two but fewer than all the Reference Banks provide the Agent Bank with such offered quotations, the SFRE Rate of Interest for the relevant SFRE Interest Period is determined in accordance with (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

       (iii) If on any SFRE Interest Determination Date only one or none of the Reference Banks provides the Agent Bank with such an offered quotation, the SFRE Rate of Interest for the relevant SFRE Interest Period is whichever is the higher of:

          (a) the SFRE Rate of Interest in effect for the last preceding SFRE Interest Period to which (i) or (ii) above shall have applied; or

          (b) the "Reserve Interest Rate". The "Reserve Interest Rate" is the interest rate per annum equal to the sum of (i) the Extendible Interest Rate Spread (determined as summarized below) and (ii) the arithmetic mean of the offered rates in either (i) or (ii) above, as appropriate, provided that if the Reference Banks selected as aforesaid by the Agent Bank are not quoting as mentioned above, the SFRE Rate of Interest is the SFRE Rate of Interest specified in (a).

     Interest is calculated on the basis of the actual number of days for which interest is payable in the applicable SFRE Interest Period divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upward). As used with respect to the SFRE Notes, "SFRE Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banks in New York City and London are open for business; except that where used otherwise than in reference to computation of the SFRE Rate of Interest, the term "SFRE Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banks in New York City and Charlotte, North Carolina are open for business.

     Publication of SFRE Rate of Interest. The Agent Bank has agreed to use its best efforts to cause the SFRE Rate of Interest for each SFRE Interest Period, together with the amount of interest payable in respect of each $1,000 principal amount of SFRE Notes for such SFRE Interest Period (the "SFRE Interest Amount"), to be published in a newspaper in the English language published daily in the City of New York as soon as possible after their determination but in no event later than the fourth SFRE Business Day following the applicable SFRE Interest Determination Date.

     Reference Banks and Agent Bank. The Corporation has agreed that, until all the SFRE Notes are paid or payment thereof is provided for, there shall at all times be at least three Reference Banks (one of which may be the Agent Bank) and an Agent Bank for the purpose of determining the SFRE Rate of Interest on the SFRE Notes and that each such Reference Bank and Agent Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market. In the event that any such Reference Bank or Agent Bank shall be unwilling or unable to act as such a Reference Bank or Agent Bank or that such Agent Bank shall fail duly to determine the SFRE Rate of Interest and the SFRE Interest Amount for any SFRE Interest Period, the Corporation will promptly appoint, and may at any time appoint, another qualified successor in its place. The Agent Bank may not resign its duties without a successor having been appointed as aforesaid.

     Extendible Interest Rate Spread; Redeemable Period. On or before any May 15 immediately prior to any Election Date (as defined below), the Corporation will establish and will forthwith notify the Senior Trustee and the Agent Bank of (i) the interest rate spread ("Extendible Interest Rate Spread"), which will be such number of basis points specified by the Corporation for the period from such Election Date to the next following Election Date, if any, or the SFRE Stated Maturity, as the case may be (an "Extendible Period"), (ii) the next Extendible Period, (iii) the next following Election Date, if any, and (iv) the period, if any, commencing and ending on the dates specified by the Corporation within the Extendible Period commencing on the next June 15 during which the SFRE Notes are redeemable at the option of the Corporation (a "Redeemable Period") and the percentage or percentages (not less than 100 percent) of principal amount of the SFRE Notes at which the SFRE Notes are redeemable during such Redeemable Period. Not later than four SFRE Business Days after notification to the Senior Trustee and the Agent Bank as aforesaid, the Corporation will cause (i) the Extendible Interest Rate Spread, (ii) the next Extendible Period, (iii) the next following Election Date, if any, and (iv) the Redeemable Period, if any, and percentage or percentages of principal amount of SFRE Notes at which the SFRE Notes are redeemable during such Redeemable Period, to be published in a newspaper of general circulation in New York City.


     If the Corporation fails to establish an Election Date as provided above, the next following Election Date will be the date one year from the last Election Date, and if the Corporation fails to establish an Extendible Interest Rate Spread as provided above, the Extendible Interest Rate Spread for the applicable Extendible Period will be 1/8 of one percent and the SFRE Rate of Interest for such Extendible Period shall be equal to the sum of (i) such Extendible Interest Rate Spread and (ii) the arithmetic mean of London interbank offered quotations for three-month United States dollar deposits, determined as set forth above under "Computation of SFRE Rate of Interest". If the Corporation fails to establish a Redeemable Period as provided above, the SFRE Notes will be redeemable at the option of the Corporation at the next following Election Date, if any, at 100 percent of their principal amount together with accrued interest to the date of redemption.

     Promptly after the May 15 (and no later than the June 1) next preceding each Election Date, the Corporation may, at its option, establish an Extendible Interest Rate Spread for the Extendible Period commencing on the next succeeding June 15 which is higher than the Extendible Interest Rate Spread established pursuant to the above paragraphs by giving the Senior Trustee and the Agent Bank and by causing to be published in a newspaper of general circulation in New York City a notice (an "Increased Interest Rate Spread Notice") setting forth, with respect to the Extendible Period commencing on the next succeeding June 15, such higher Extendible Interest Rate Spread. The Increased Interest Rate Spread Notice will be irrevocable and the spread set forth therein will be the Extendible Interest Rate Spread for the Extendible Period commencing on such next succeeding June 15.

     Other. The interest rate on the SFRE Notes will in no event be higher than the maximum rate permitted by applicable state law as the same may be modified by United States law of general application. Under the Senior Indenture, the SFRE Notes are governed by New York law, and under New York law the interest rate on the SFRE Notes may be subject to an interest rate limitation of 25 percent per annum on a simple interest basis. Any such limitation may not apply to SFRE Notes in which $2.5 million or more has been invested by any one Holder.

     Election Dates. On or prior to the May 15 immediately preceding the end of any Extendible Period (other than an Extendible Period ending on June 15,
2005), the Corporation shall notify the Senior Trustee and the Agent Bank that it has elected to designate as the next Extendible Period the period from the end of the Extendible Period then ending to a June 15 one or more years thereafter and not later than June 15, 2005. Any June 15 after June 15, 1995 and prior to June 15, 2005 on which an Extendible Period ends is herein referred to as an "Election Date". The notifications provided for in this paragraph, if made, shall be irrevocable. The Corporation will not notify the Senior Trustee of more than one Election Date at any one time.

     Redemption at Option of the Corporation. At the option of the Corporation, the SFRE Notes will be redeemable as a whole or in part upon not less than 30 nor more than 60 days' notice by mail, at their principal amount plus accrued interest to the date of redemption, at such percentage or percentages (not less than 100 percent) of their principal amount as specified by the Corporation plus accrued interest to the date of redemption on any date during a SFRE Redeemable Period. If less than all the SFRE Notes are to be redeemed, the SFRE Notes will be selected by the Senior Trustee by such method as it deems fair and appropriate, but not pro rata.

     Repayment at Option of Holder. The SFRE Notes will be repayable in whole or in part on each Election Date at the option of the Holder thereof, at 100 percent of the principal amount to be repaid, together with interest thereon payable to the date of repayment. To be repaid, the SFRE Note must be received, with the form entitled "Option to Elect Repayment" on the reverse side of the SFRE Note duly completed, by the Senior Trustee, at the address therefor set forth in the SFRE Notes (or at such other address of which the Corporation shall from time to time notify the Holders of the SFRE Notes) not less than 15 nor more than 30 days prior to each Election Date.

     Exercise of the repayment option by the Holder of an SFRE Note will be irrevocable unless waived by the Corporation; provided, however, that if an Increased Interest Rate Spread Notice has been published, such exercise of the repayment option may be revoked by the Holder giving notice thereof to the Senior Trustee, by telegram, telex, facsimile transmission or letter, which notice must be received by the Senior Trustee at 55 Water Street, New York, New York 10041. Attention: Corporate Trustee Administration Department, Suite 1820 (or such other address of which the Corporation shall from time to time notify the Holders of the SFRE Notes), not later than 5:00 p.m., New York City time, on the first SFRE Business Day following publication of the Increased Interest Rate Spread Notice. Such notice of revocation shall be irrevocable.

     The Corporation may elect, with respect to any SFRE Notes which the Holders have surrendered for repayment, to designate a purchaser which will purchase the SFRE Notes at a price equal to their principal amount on the repayment date plus accrued interest, if any. The purchaser may resell or otherwise dispose of the SFRE Notes. By surrendering the SFRE Notes, the Holder consents to sell the SFRE Notes to any such purchaser. If such a purchaser fails to purchase any SFRE Notes, the Corporation will repay the SFRE Notes on the Election Date. If a purchaser is designated, the procedures for purchasing and surrendering any SFRE Notes and for repayment will be determined by mutual agreement among the Corporation, such purchaser and the Senior Trustee.

     Modification of the Indenture. The description that follows amends the description above under "Description of the Debt Securities -- Modification and Waiver" for the SFRE Notes. The Senior Indenture as applicable to the SFRE Notes (prior to amendment or supplement) contains provisions permitting the Corporation and the Senior Trustee, with the consent of the Holders of not less than a majority in principal amount of Outstanding Senior Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Senior Indenture or modifying the rights of the Holders of Outstanding Senior Debt Securities of such series thereunder, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity, or reduce the principal amount of, the premium, if any, thereon or the rate of payment of interest thereon, of any Senior Debt Security of any series, (b) reduce the aforesaid percentage of Outstanding Senior Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Senior Indenture or certain defaults thereunder, or (c) effect certain other changes. (Section
902).

     Consolidation, Merger and Sale of Assets. The description that follows amends the description above under "Description of the Debt Securities -- Consolidation, Merger and Sale of Assets" for the SFRE Notes. The Senior Indenture as applicable to the SFRE Notes (prior to amendment or supplement) contains a provision permitting the Corporation, without the consent of the Holders of any of the Outstanding Senior Debt Securities thereunder, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or to acquire or lease the assets or any Person substantially as an entirety or to permit any corporation to merge into the Corporation, provided that, (i) the successor is a corporation organized under the laws of any domestic jurisdiction, (ii) the successor corporation, if other than the Corporation, assumes the Corporation's obligations under the Senior Indenture and on the Outstanding Senior Debt Securities thereunder, (iii) after giving effect to the transaction no Event or Default pursuant to the Senior Indenture, and no event which, after notice or lapse of time, would become an Event of Default pursuant to the Senior Indenture, shall have occurred and be continuing; and (iv) certain other conditions are met. (Section 801).

               SUMMARY OF PARTICULAR SUBORDINATED DEBT SECURITIES

Non-Redeemable Subordinated Fixed Rate Notes

     Each series of Non-Redeemable Subordinated Fixed Rate Notes bears interest at a specified rate payable semiannually through maturity to the Persons in whose names such Notes are registered at the close of business on the Regular Record Date preceding each Interest Payment Date. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The Non-Redeemable Subordinated Fixed Rate Notes are not redeemable prior to maturity and are issued and transferable in fully registered form in denominations of $1,000 or any integral multiple thereof. No sinking fund is provided for the Non-Redeemable Subordinated Fixed Rate Notes. Except for the 9.45% Notes due June 15, 1999 and the 9.45% Notes due August 15, 2001, the Non-Redeemable Subordinated Fixed Rate Notes are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in such Non-Redeemable Subordinated Fixed Rate Notes is effected through the facilities of DTC, such trades are settled in immediately available funds. The title of each series of Non-Redeemable Subordinated Fixed Rate Notes designates the interest rate and Stated Maturity of such Notes.

     The 9.45% Notes due June 15, 1999 were issued under the Subordinated Indenture (prior to amendment or supplement) and the 9.45% Notes due August 15, 2001 and the 8 1/8% Notes due June 24, 2002 were issued under the Subordinated Indenture as in place prior to the Supplemental Indenture, dated as of November 15, 1992, between the Corporation and the Subordinated Trustee (the "1992 Supplemental Indenture"). The provisions of the Subordinated Indenture applicable to such Notes that differ from the descriptions set forth above under "Description of the Debt Securities" are described following the table below.



Series                              Issue Dates        Interest Payment Dates      Regular Record Dates
------------------------------ -------------------- --------------------------- --------------------------
9.45% Subordinated Notes
  due June 15, 1999 .......... June 26, 1989        June 15 and December 15     June 1 and December 1
9.45% Subordinated Notes
  due August 15, 2001 ........ August 23, 1991      February 15 and August 15   February 1 and August 1
8 1/8% Subordinated Notes
  due June 24, 2002 .......... June 24, 1992        June 24 and December 24     June 9 and December 9
8% Subordinated Notes
  due November 15, 2002 ...... November 24, 1992    May 15 and November 15      May 1 and November 1
7 1/4% Subordinated Notes
  due February 15, 2003 ...... February 16, 1993    February 15 and August 15   February 1 and August 1
6 5/8% Subordinated Noes
  due July 15, 2005 .......... July 16, 1993        January 15 and July 15      January 1 and July 1
7.05% Subordinated Notes
  due August 1, 2005 ......... August 7, 1995       February 1 and August 1     January 15 and July 15
6 7/8% Subordinated Notes
  due September 15, 2005 ..... September 22, 1995   March 15 and September 15   March 1 and September 1
7% Subordinated Notes
  due March 15, 2006 ......... March 19, 1996       March 15 and September 15   March 1 and September 1
7 1/2% Subordinated Notes
  due July 15, 2006 .......... July 19, 1996        January 15 and July 15      January 1 and July 1
6.40% Subordinated Notes
  due April 1, 2008 .......... April 1, 1998        April 1 and October 1       March 15 and September 15
6% Subordinated Notes
  due October 30, 2008 ....... October 22, 1993     April 30 and October 30     April 15 and October 15
6 3/8% Subordinated Notes
  due January 15, 2009 ....... January 18, 1994     January 15 and July 15      January 1 and July 1

     Subordination

     The description set forth above under "Description of the Debt Securities -- Subordination of the Subordinated Debt Securities" with respect to the 9.45% Notes due June 15, 1999, the 9.45% Notes due August 15, 2001 and the 8 1/8% Notes due June 24, 2002 (the "Applicable Subordinated Debt Securities") is amended by the description that follows.

     The obligations of the Corporation to make any payment on account of the principal of and interest on the Applicable Subordinated Debt Securities are, to the extent set forth in the Subordinated Indenture, subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. "Senior Indebtedness" of the Corporation is defined in the Subordinated Indenture (prior to amendment or supplement) to mean the principal of, premium, if any, and interest on (i) all indebtedness of the Corporation for money borrowed (including indebtedness of other guaranteed by the Corporation), whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except (a) indebtedness of the Corporation issued under the Subordinated Indenture, (b) such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Applicable Subordinated Debt Securities, and (c) such indebtedness as is by its terms expressly stated to rank pari passu in right of payment with the Applicable Subordinated Debt Securities; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" is defined in the Subordinated Indenture to mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. (Section 101 and Article Fourteen).

     No payment of principal or interest on the Applicable Subordinated Debt Securities may be made and no Holder of the Applicable Subordinated Debt Securities will be entitled to demand or receive any such payment unless all amounts of principal, premium, if any, sinking fund payments and interest then due on all Senior Indebtedness of the Corporation shall have been paid in full or duly provided for and, at the time of such payment or immediately after giving effect thereto, there shall not exist with respect to any such Senior Indebtedness any Event of Default permitting the Holders thereof (or a trustee on their behalf) to accelerate the Maturity thereof or any event which, with notice or lapse of time or both, would become such an event of default. Upon any distribution of the assets of the Corporation upon dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, the holders of Senior Indebtedness of the Corporation will be entitled to receive payment in full of principal, premium, if any, sinking fund payments and interest before any payment is made on the Applicable Subordinated Debt Securities. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness of the Corporation may receive more, ratably, and Holders of the Applicable Subordinated Debt Securities may receive less, ratably, than the other creditors of the Corporation. (Article Fourteen).


     Defaults

     The description set forth above under "Description of the Debt Securities -- Defaults; The Subordinated Indenture" with respect to the 9.45% Notes due June 15, 1999, is amended by the description that follows.

     Payment of principal of the 9.45% Notes due June 15, 1999 may be accelerated only upon an Event of Default (as defined below). There is no right of acceleration in the case of a default in the payment of interest or the payment of principal prior to the date of maturity or a default in the performance of any other covenant of the Corporation in the Subordinated Indenture, unless the terms of a particular series of Subordinated Debt Securities specifically provide otherwise. The 9.45% Notes due June 15, 1999 do not provide otherwise.

     An Event of Default is defined in the Subordinated Indenture prior to the 1992 Supplemental Indenture as, with respect to Subordinated Debt Securities of any series issued thereunder, certain events involving the bankruptcy, insolvency or reorganization of the Corporation and any other Event of Default which may be provided for with respect to the Subordinated Debt Securities of that series. (Section 501). A Default, with respect to the Subordinated Debt Securities of that series, is defined in the Subordinated Indenture prior to the 1992 Supplemental Indenture to include: (i) any Event of Default; (ii) a default in the payment of principal or premium, if any, of any Subordinated Debt Security of that series at its maturity; (iii) default in the payment of any interest when due, continued for 30 days; (iv) a default in any required designation of funds as Available Funds; (v) default in the performance, or breach, of any other covenant of the Corporation in the Subordinated Indenture prior to the 1992 Supplemental Indenture or in the Subordinated Debt Securities of that series, continued for 90 days after written notice to the Corporation by the Subordinated Trustee or to the Corporation and the Subordinated Trustee by the Holders of not less than 25 percent in aggregate principal amount of Outstanding Subordinated Debt Securities of such series; or (vi) failure by the Corporation or FUNB to repay a principal amount of money borrowed exceeding $5,000,000 or the acceleration of such principal amount without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after written notice to the Corporation by the Subordinated Trustee or to the Corporation and the Subordinated Trustee by the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series. (Section 503). If an Event of Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, either the Subordinated Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series may accelerate the maturity of all Outstanding Subordinated Debt Securities of such series. The Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of that series may waive an Event of Default resulting in acceleration of the Subordinated Debt Securities of such series, but only if all Events of Default have been remedied and all payments due on the Subordinated Debt Securities of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502). Subject to the provisions of the Subordinated Indenture relating to the duties of the Subordinated Trustee, in case a Default shall occur and be continuing, the Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Subordinated Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Subordinated Trustee, the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee or exercising any trust or power conferred on the Subordinated Trustee. (Section 512). The Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of that series may waive any past default under the Subordinated Indenture with respect to such series, except a default in the payment of principal or interest or a default in respect of a covenant in the Subordinated Indenture which cannot be modified without the consent of the Holder of each outstanding Subordinated Debt Security of the series affected. (Section 513). See the last paragraph under "Description of the Debt Securities -- General" above. In the event of the bankruptcy, insolvency or reorganization of the Corporation, the claims of the Holders of Subordinated Debt Securities would be subject as to enforcement to the broad equity power of a Federal Bankruptcy Court, and to the determination by that court of the nature of the rights of such Holders.

     The Subordinated Indenture includes a covenant that the Corporation will file annually with the Subordinated Trustee a certificate of no default or a certificate specifying any default that exists, (Section 1007).


Redeemable Subordinated Fixed Rate Notes

     Each series of Redeemable Subordinated Fixed Rate Notes bears interest at a specified rate payable through maturity to the Persons in whose names such Notes are registered at the close of business on the Regular Record Date preceding each Interest Payment Date. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The Redeemable Subordinated Fixed Rate Notes are redeemable at the option of the Corporation only on the Redemption Date (and, in the case of (i) the 8.77% Subordinated Notes due November 15, 2004, on each Interest Payment Date thereafter, and (ii) the 7.18% Subordinated Notes due April 15, 2011, on each April 15 and October 15 after and including April 15, 2000), are not redeemable by the Holder prior to Maturity and are issued and transferable in fully registered form in denominations of $1,000 any integral multiple thereof. No sinking fund is provided for the Redeemable Subordinated Fixed Rate Notes. The Redeemable Subordinated Fixed Rate Notes are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in such Redeemable Subordinated Fixed Rate Notes is effected through the facilities of DTC, such trades are settled in immediately available funds. The title of each series of Redeemable Subordinated Fixed Rate Notes designates the interest rate and Stated Maturity of such Notes.



Series                               Issue Dates         Interest Payment Dates       Regular Record Dates
------------------------------   ------------------   ---------------------------   ------------------------
8.77% Subordinated Notes due
 November 15, 2004 ...........   November 9, 1994       May 15 and November 15        May 1 and November 1
8% Subordinated Notes
 due August 15, 2009 .........   August 9, 1994       February 15 and August 15     February 1 and August 1
7.18% Subordinated Notes
 due April 15, 2011 ..........   March 27, 1996       15th day of each month        1st day of each month

7 1/2% Subordinated Debentures due April 15, 2035

     The 7 1/2% Subordinated Debentures due April 15, 2035 (the "7 1/2 Subordinated Debentures") were issued on April 26, 1995, and bear interest at the rate of 7 1/2% payable semiannually (on April 15 and October 15) through maturity to the Persons in whose names such Notes are registered at the close of business on the April 1 or October 1 immediately preceding each such Interest Payment Date and mature on April 15, 2035. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The 7 1/2% Subordinated Debentures are redeemable at the option of the Holder only on April 15, 2005, are not redeemable by the Corporation prior to maturity and are issued and transferable in fully registered form in denominations of $1,000 and integral multiple thereof. No sinking fund is provided for the 7 1/2% Subordinated Debentures. The 7 1/2% Subordinated Debentures are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in the 7 1/2% Subordinated Debentures is effected through the facilities of DTC, such trades are settled in immediately available funds.


6.55% Subordinated Debentures due October 15, 2035

     The 6.55% Subordinated Debentures due October 15, 2035 (the "6.55% Subordinated Debentures") were issued on October 18, 1995, and bear interest at the rate of 6.55% payable semiannually (on April 15 and October 15) through maturity to the Persons in whose names such Notes are registered at the close of business on the April 1 or October 1 immediately preceding each such Interest Payment Date and mature October 15, 2035. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The 6.55% Subordinated Debentures are redeemable at the option of the Holder only on October 15, 2005 (such election, which is irrevocable when made, must be made within the period beginning August 15, 2005 and ending September 15, 2005), are not redeemable by the Corporation prior to maturity and are issued and transferable in fully registered form in denominations of $1,000 and integral multiple thereof. No sinking fund is provided for the 6.55% Subordinated Debentures. The 6.55% Subordinated Debentures are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in the 6.55% Subordinated Debentures is effected through the facilities of DTC, such trades are settled in immediately available funds.


6.824%/7.574% Subordinated Debentures due August 1, 2026

     The 6.824%/7.574% Subordinated Debentures due August 1, 2026 (the "6.824%/7.574% Subordinated Debentures") were issued on August 7, 1996, and bear interest at the rate of 6.824% from August 1, 1996 to August 1, 2006, and, to the extent not repaid on August 1, 2006 at the option of the Holder, at 7.574% from August 1, 2006 through maturity, payable semiannually (on February 1 and August 1) to the Persons in whose names such Notes are registered at the close of business on the January 15 or July 15 immediately preceding each such Interest Payment Date and mature August 1, 2026. Principal and interest are payable as indicated above, except that interest may be paid at the option of the Corporation by check mailed to the address of the Holder entitled thereto as it appears on the Security Register. The 6.824%/7.574% Subordinated Debentures are redeemable at the option of the Holder on August 1, 2006 or August 1, 2016 (such election, which is irrevocable when made, must be made within the period beginning June 1 immediately preceding the applicable repayment date and ending the next succeeding July 1), are not redeemable by the Corporation prior to maturity and are issued and transferable in fully registered form in denominations of $1,000 and integral multiple thereof. No sinking fund is provided for the 6.824%/7.574% Subordinated Debentures. The 6.824%/7.574% Subordinated Debentures are in the Same Day Funds Settlement System at DTC and, to the extent that secondary market trading in the 6.824%/7.574% Subordinated Debentures is effected through the facilities of DTC, such trades will be settled in immediately available funds.


6.30% Putable/Callable Subordinated Notes Due April 15, 2028

     General

     The 6.30% Putable/Callable Subordinated Notes Due April 15, 2028 (the "Putable/Callable Notes") were issued April 23, 1998, and bear interest at the rate of 6.30% from April 23, 1998 to April 15, 2008, payable semiannually (on April 15 and October 15) to the Persons in whose names such Notes are registered at the close of business on the April 1 and October 1 immediately preceding each such Interest Payment Date.

     The Putable/Callable Notes are subject to mandatory redemption from the Holders thereof on April 15, 2008 (the "Coupon Reset Date"), either (i) through the exercise of an option to purchase such Notes in whole but not in part on the Coupon Reset Date (the "Call Option") by the holder of the Call Option (the "Callholder", which may be an affiliate of the Corporation), or (ii) in the event the Callholder does not exercise the Call Option or, if exercised, does not for any reason pay 100 percent of the principal amount thereof (the "Call Price") when required, or the Corporation exercises its option to override the exercise of the Call Option (the "Call Option Override"), through the automatic exercise by the Subordinated Trustee of an option requiring the Corporation to repurchase the Putable/Callable Notes from the Holders thereof on the Coupon Reset Date (the "Put Option"). The Putable/Callable Notes will mature on April 15, 2028 (the "Final Maturity Date").

     The Putable/Callable Notes will bear interest at the rate of 6.30% per annum from the date of issuance to but excluding April 15, 2008, the Coupon Reset Date. If the Callholder elects to purchase the aggregate principal amount of the Putable/Callable Notes pursuant to the Call Option and the Corporation does not exercise the Call Option Override or the Floater Option (as defined herein), the Calculation Agent (as defined herein) will reset the interest rate on the Putable/Callable Notes effective on the Coupon Reset Date, pursuant to the Call Option Coupon Reset Process described below. If the Corporation exercises the Floater Option, the Calculation Agent will reset the interest rate on the Putable/Callable Notes effective on the Coupon Reset Date, pursuant to the Floater Option Coupon Reset Process described below. In either case (i) the aggregate principal amount of Putable/Callable Notes will be purchased from the Holders by the Callholder, in whole but not in part, at 100 percent of the principal amount thereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by the Corporation on such date to the Holders of the Putable/Callable Notes on the Record Date (as defined herein) for such payment through the facilities of DTC), and (ii) on and after the Coupon Reset Date, the Putable/Callable Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth below.

     The Putable/Callable Notes are represented by global securities deposited with, or on behalf of, DTC and have not been issued as individual definitive securities to their purchasers. Consequently, unless and until such individual definitive securities are issued, such purchasers will not be recognized as Holders of the Putable/ Callable Notes under the Subordinated Indenture and DTC will be the sole Holder for all purposes under the Subordinated Indenture and the Putable/Callable Notes. Hence, until such time, such purchasers will only be able to exercise the rights of Holders of the Putable/Callable Notes indirectly through DTC and its respective participating organizations and, as a result, the ability of any such purchaser to pledge the Putable/Callable Notes to persons or entities that do not participate in DTC's system, or to otherwise act with respect to such Putable/ Callable Notes, may be limited. See "Description of the Debt Securities -- Book-Entry Debt Securities".

     The Corporation expects that DTC, for any Putable/Callable Notes represented by a global security, upon request of any payment of principal, premium or interest will credit immediately Participants' DTC accounts with payments in amounts proportionate to their respective beneficial interests in such global securities. The Corporation also expects that payments by Participants to owners of beneficial interests in such global security or securities held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such Participants. All payments of principal, premium or interest will be made by the Corporation in immediately available funds so long as the Putable/Callable Notes are maintained in book-entry form.


     Call Option; Put Option; Call Option Override; Floater Option

     Call Option. The Callholder is First Union Investors, Inc., an affiliate of the Corporation, the Calculation Agent (as defined herein) and First Union Capital Markets, or any successors or assigns. Pursuant to the terms of Putable/Callable Notes, and subject to the Call Option Override, the Callholder has the right to purchase the Putable/Callable Notes pursuant to the Call Option, at the Call Price by giving notice to the Subordinated Trustee (the "Call Notice"). Such Call Notice shall be given to the Subordinated Trustee, in writing, no later than 15 calendar days prior to the Coupon Reset Date.

     If the Callholder exercises the Call Option, the obligation of the Callholder to pay the Call Price is subject to the conditions precedent that
(i) since the date of the Call Notice, no Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Putable/Callable Notes shall have occurred and be continuing; (ii) no Market Disruption Event (as defined herein) shall have occurred; (iii) two or more Dealers shall not have provided timely Bids in the manner described herein under " -- Call Option Coupon Reset Process"; and (iv) the Corporation shall not have exercised the Call Option Override. The Callholder is not required to exercise the Call Option, and no Holders of any Puta-ble/Callable Notes or any interest therein shall have any right or claim against the Callholder as a result of the Callholder purchasing or not purchasing the Putable/Callable Notes.

     The Call Option provides for certain circumstances under which the Call Option may be terminated, including termination by the Corporation if it exercises the Call Option Override. If the Call Option terminates, or if the Callholder after having exercised the Call Option does not for any reason pay the Call Price to the Subordinated Trustee at or prior to the required time, the Put Option will be automatically exercised by the Subordinated Trustee as summarized below. In such circumstances, the Subordinated Trustee shall notify the Holders of the Putable/Callable Notes that it is exercising the Put Option.


     In the event that the Callholder exercises the Call Option and the Corporation does not exercise the Call Option Override, the Corporation shall have the right to exercise the Floater Option, as discussed below, the effect of which will be to determine a floating interest rate for the Putable/Callable Notes for the period from April 15, 2008 to (but excluding) the New Coupon Reset Date (as defined herein), and to alter the method for determining the coupon reset provided in the Call Option Coupon Reset Process until the end of such period.

     Put Option. If the Call Option is not exercised or, if exercised, the Callholder does not for any reason deliver the Call Price to the Subordinated Trustee not later than 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date, or if the Corporation exercises the Call Option Override, the option to put the Putable/Callable Notes to the Corporation pursuant to the Put Option will be automatically exercised by the Subordinated Trustee on behalf of the Holders of the Putable/Callable Notes. Upon exercise of the Put Option, the Corporation will be required to purchase the Putable/Callable Notes on April 15, 2008, at a purchase price equal to 100 percent of the principal amount thereof (the "Put Redemption Price"). In any such case, interest accrued to but excluding April 15, 2008, will be paid by the Corporation on such date to the Holders of the Putable/Callable Notes on the Regular Record Date for such payment through the facilities of DTC. If the Put Option is exercised, the Corporation will deliver the Put Redemption Price to the Subordinated Trustee through the facilities of DTC by no later than 12:00 noon New York time on April 15, 2008, and the Holders of the Puta-ble/Callable Notes will be required to deliver, and will be deemed to have delivered, the Putable/Callable Notes to the Corporation against payment therefor on such date, through the facilities of DTC. The Putable/Callable Notes will thereupon be cancelled and no Putable/Callable Notes will be issued in lieu of or in exchange therefor. No Holder of any Putable/Callable Notes or any interest therein has the right to consent or object to the Subordinated Trustee's duty to exercise the Put Option.

     Call Option Override. If the Call Option is exercised, the Corporation shall have the right to exercise the Call Option Override by giving written notice of such exercise to the Callholder, the Calculation Agent and the Subordinated Trustee not later than 2:00 p.m. New York time no later than four Business Days prior to April 15, 2008, in which case the Put Option will be automatically exercised by the Subordinated Trustee for and on behalf of the Holders of the Putable/Callable Notes on April 15, 2008. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the City of Chicago or the City of Charlotte are authorized or obligated by law, executive order or governmental decree to be closed.

     Floater Option. If the Call Option is exercised and the Corporation does not exercise the Call Option Override, the Corporation shall have the option (the "Floater Option"), exercisable by giving written notice of exercise to the Callholder, the Calculation Agent and the Subrodinated Trustee not later than 2:00 p.m. New York time no less than four Business Days prior to April 15, 2008, to reset the coupon on the Putable/Callable Notes to a floating interest rate for the period from and including the Coupon Reset Date to October 15, 2008, or such earlier date established by the Corporation by written notice to the Callholder, the Subordinated Trustee and the Calculation Agent at least six Business Days prior to such date, as the new coupon reset date (the "New Coupon Reset Date"), In such case, the Callholder shall remain obligated to purchase the Putable/Callable Notes from the Holders, and the Holders of the Putable/Callable Notes shall remain obligated to deliver, and will be deemed to have delivered, the Putable/Callable Notes to the Callholder, at the Call Price on the Coupon Reset Date. After the Coupon Rest Date, the Corporation may elect
(i) to exercise the Second Call Option (as defined herein) and have the coupon reset to a fixed rate from the New Coupon Reset Date to the Final Maturity Date, or (ii) to purchase and cancel the Putable/Callable Notes on the New Coupon Reset Date, all as described below.

 Call Option Coupon Reset Process

     Pursuant to a Calculation Agency Agreement with the Corporation, FUNB has been appointed the calculation agent for the Putable/Callable Notes (in such capacity, the "Calculation Agent"). If the Callholder exercises the Call Option and the Corporation does not exercise the Call Option Override or the Floater Option, each as set forth above under " -- Call Option; Put Option; Call Option Override; Floater Option", the Corporation and the Calculation Agent shall complete the following steps in order to determine the interest rate to be paid on the Putable/Callable Notes from and including the Coupon Reset Date to the Final Maturity Date. The Corporation and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as practicable.

     (a) The Corporation shall provide the Calculation Agent with a list (the "Dealer List"), no later than four Business Days prior to the Coupon Reset Date, containing the names and addresses of at least three and not more than five dealers, one of which shall be First Union Capital Markets, from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the Putable/Callable Notes on the Coupon Reset Date.

     (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the prospectus and the accompanying prospectus supplement relating to the offering of the Putable/Callable Notes, (ii) a copy of the form of the Putable/Callable Notes, and (iii) a written request that each such Dealer submit a Bid to the Calculation Agent by 12:00 noon, New York City time (the "Bid Deadline"), on the third Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the Putable/Callable Notes on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Putable/Callable Notes ("Yield to Maturity"). Each Dealer shall be provided with (i) the name of the Corporation, (ii) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the Putable/Callable Notes, and (iv) the method by which interest will be calculated on the Putable/Callable Notes.

     (c) The purchase price to be paid by any Dealer for the Putable/Callable Notes (the "Purchase Price") shall be equal to (i) the principal amount of the Putable/Callable Notes plus (ii) a premium (the "Fixed Notes Premium") equal to the Settlement Amount. "Settlement Amount" means the present value of an annuity equal to the positive difference, if any, of (x) a stream of interest payments which would have been due on the Puta-ble/Callable Notes after the Coupon Reset Date assuming the Putable/Callable Notes were to bear interest at 6.50% (computed on the basis of a 360-day year consisting of twelve 30-day months) and the aggregate face amount of the Putable/Callable Notes were to remain outstanding until April 15, 2028, and (y) a stream of corresponding interest payments which would have been due on the Putable/Callable Notes after the Coupon Reset Date assuming the Putable/Callable Notes were to bear interest at the Swap Rate (computed on the basis of a 360-day year consisting of twelve 30-day months) and the aggregate face amount of Putable/Callable Notes were to remain outstanding until April 15, 2028, determined by discounting, such interest payments described in clauses (x) and (y) from the respective dates on which such interest payments would have become due to the Coupon Reset Date using a series of discount factors corresponding to those dates as determined by the Calculation Agent from the yield curve a swap dealer would use on the Bid Date in valuing a series of swap payments similar to that annuity. "Swap Rate" for the Putable/Callable Notes means the per annum rate equal to the sum of the Base Rate (as defined herein) plus the bid side yield to maturity of then current 20-year swaps spread which appears on Telerate Page 19901 ("Swap Spread") at 11:00 a.m., New York time, on the applicable Bid Date (or such other date or time that may be agreed upon by the Corporation and the Calculation Agent) (the "Rate Setting Time"), or if such Swap Spread does not appear on Telerate Page 19901 as of the Rate Setting Time then such Swap Spread shall be as determined by the Calculation Agent by obtaining bid quotations for the then current 20-year swap spread (quoted over the then-current on-the-run ten-year U.S. Treasury Security) from four reference market-makers (selected in good faith by the Calculation Agent) as of the Rate Setting Time and then computing the arithmetic mean of the two middle bid quotations (after discarding the highest and lowest of such quotations), which arithmetic mean shall be such Swap Spread. "Telerate Page 19901" means the display designated as Page "19901" on the Dow Jones Telerate Service (or any successor or substitute page as may replace such page on such service). For purposes of the computation of Swap Rate, the "Base Rate" means the per annum rate equal to the offered side yield to maturity of the then-current on-the-run ten-year U.S. Treasury Security which appears on Telerate Page 500 as of the Rate Setting Time or, if such rate does not appear on Telerate Page 500 at such time, then the Base Rate shall be determined by the Calculation Agent by obtaining offered quotations for the then current-on-the-run ten-year U.S. Treasury Security from four government securities dealers (selected in good faith by the Calculation Agent) as of the Rate Setting Time and then computing the arithmetic mean of the yields of the two middle offered quotations (after discarding the highest and lowest of such quotations), which arithmetic mean shall be the "Base Rate"; provided, however, that if the Swap Spread reported by Telerate on the applicable Bid Date is not based on an underlying ten-year U.S. Treasury Security, then the Calculation Agent shall determine the Base Rate by interpolation between a Base Rate computed on the basis of a U.S. Treasury Security with a ten-year maturity and a Base Rate computed on the basis of a U.S. Treasury Security with a 30-year maturity. "Telerate Page 500" means the display designated as Page "500" on the Dow Jones Telerate Service (or any successor or substitute page as may replace such page on such service).

     (d) Following receipt of the Bids, the Calculation Agent shall provide written notice to the Corporation, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer, and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Except as provided below, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and establish the Coupon Reset Rate (the "Coupon Reset Rate") equal to the interest rate which would amortize the Fixed Notes Premium fully over the term of the Putable/Callable Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a Bid from a Dealer by the Bid Deadline, the Selected Bid shall be the lowest of all Bids received by such time, and provided, further, that if any two or more of the lowest Bids submitted are equivalent, the Corporation shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid).

     (e) Immediately after calculating the Coupon Reset Rate, the Calculation Agent shall provide written notice to the Corporation and the Subordinated Trustee setting forth such Coupon Reset Rate as the new interest rate on the Putable/Callable Notes, effective from and including April 15, 2008, by delivery to the Subordinated Trustee on or before the Coupon Reset Date of an officers' certificate.

     (f) The Callholder shall sell the Putable/Callable Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     (g) Notwithstanding the foregoing, if the Calculation Agent determines that (i) since the Call Notice, an Event of Default, or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default with respect to the Putable/Callable Notes shall have occurred and be continuing, (ii) a Market Disruption Event (as defined herein) has occurred following the exercise of the Call Option, or (iii) two or more of the Dealers have failed to provide Bids in a timely manner substantially as provided above, the Call Option will be automatically revoked, and the Put Option will be automatically exercised by the Subordinated Trustee on behalf of the Holders of the Putable/Callable Notes. "Market Disruption Event" shall mean any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or the establishment of minimum prices in such exchange;
(ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system; provided, however, that in the case of a Market Disruption Event, in the judgment of the Calculation Agent, the effect thereof makes it impracticable to conduct the Call Option Coupon Reset Process.


Floater Option Coupon Reset Process

     If the Callholder has exercised the Call Option and the Corporation has exercised the Floater Option, each as set forth above under " -- Call Option; Put Option; Call Option Override; Floater Option", the Callholder shall remain obligated to purchase the Putable/Callable Notes from the Holders, and the Holders of the Puta-ble/Callable Notes shall remain obligated to deliver, and will be deemed to have delivered, the Putable/Callable Notes to the Callholder, at the Call Price on the Coupon Reset Date. The Calculation Agent shall complete the following steps in order to determine the floating interest rate to be paid on such Putable/Callable Notes from and including such Coupon Reset Date to (but excluding) the New Coupon Reset Date and, in certain circumstances, as described below, the fixed rate of interest to be paid on the Putable/Callable Notes from and after the New Coupon Reset Date to the Final Maturity Date. The Corporation and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible. Upon any reset of the interest rate on the Putable/Callable Notes from a floating rate to a fixed rate pursuant to the Floater Option Coupon Reset Process, as described below, (i) the Corporation will deliver to the Subordinated Trustee through the facilities of DTC, not later than 12:00 noon New York time on the New Coupon Reset Date, the Call Price in immediately available funds for payment of such amount on the New Coupon Reset Date, and (ii) the Holders of the Putable/Callable Notes shall be required to deliver, and will be deemed to have delivered, the Putable/Callable Notes to the Corporation against payment therefor on such New Coupon Reset Date through the facilities of DTC.


      -- Floating Rate

     (a) Not later than four Business Days prior to the Coupon Reset Date, the Calculation Agent shall provide to a dealer selected by the Corporation (the "Bidding Dealer") (i) a copy of the prospectus and the accompanying prospectus supplement relating to the offering of the Putable/Callable Notes, (ii) a copy of the form of the Putable/Callable Notes, and (iii) a written request that the Bidding Dealer submit a Bid to the Calculation Agent by the Bid Deadline on the Bid Date. The Bidding Dealer shall be provided with (i) the name of the Corporation, (ii) the Purchase Price (which shall be stated as a U.S. dollar amount in accordance with paragraph (b) below), (iii) the principal amount and maturity of the Putable/Callable Notes, and (iv) the method by which interest will be calculated on the Putable/Callable Notes. Unless the Corporation determines otherwise at the time, First Union Capital Markets is expected to be the Bidding Dealer.

     (b) The Purchase Price shall be equal to the principal amount of the Putable/Callable Notes. The Puta-ble/Callable Notes shall bear interest at a per annum rate of interest, reset daily, based on the three-month London Interbank Offered Rate ("LIBOR") plus or minus a percentage spread to LIBOR to be determined by the Bidding Dealer (the "Spread"). "LIBOR" means the offered rate (expressed as an interest rate per annum) for three-month Eurodollar deposits for the semi-annual interest period commencing on the Coupon Reset Date which appears on Telerate Screen Page 3750 (to five decimal places), as of 11:00 a.m., London time, on the Bid Date (or, if such date is not a London Business Day, the next previous London Business Day, where "London Business Day" means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market). "Telerate Page 3750" means the display designated as Page "3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits). If, on the Bid Date, LIBOR cannot be determined as provided in the foregoing sentence, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months, commencing on the Coupon Reset Date in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on the Bid Date to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of the Bid Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of the Bid Date will be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on the Bid Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the Coupon Reset Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time.

     (c) Following receipt of the Bid, the Calculation Agent shall provide written notice to the Corporation, setting forth the Purchase Price and shall establish the floating coupon reset rate (the "Floating Coupon Reset Rate") equal to LIBOR (as determined pursuant to paragraph (b) above) plus or minus the Spread (as determined pursuant to paragraph (b) above).

     (d) Immediately after calculating the Floating Coupon Reset Rate, the Calculation Agent shall provide written notice to the Corporation and the Subordinated Trustee, setting forth such Floating Coupon Reset Rate as the new interest rate on the Putable/Callable Notes, effective from and including April 15, 2008, to and excluding the New Coupon Reset Date, by delivery to the Subordinated Trustee on or before the Coupon Reset Date of an officers' certificate.

     (e) The Callholder shall sell the Putable/Callable Notes to the Bidding Dealer at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     (f) Notwithstanding the foregoing, if (A) the Calculation Agent determines that (i) since the Call Notice, an Event of Default, or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default with respect to the Putable/Callable Notes shall have occurred and be continuing, (ii) a Market Disruption Event has occurred following the exercise of the Call Option, or (iii) the Bidding Dealer shall not have provided its Bid in a timely manner substantially as provided above, or (B) the Spread is not acceptable to the Corporation, the Call Option and the Floater Option will be automatically revoked, and the Put Option will be automatically exercised by the Subordinated Trustee on behalf of the Holders of the Puta-ble/Callable Notes.

     If the Corporation, at any time after April 15, 2008 and at least six Business Days prior to October 15, 2008, irrevocably determines not to exercise its right to reset the floating interest rate on the Putable/Callable Notes to a fixed rate pursuant to the Floater Option Coupon Reset Process, it may repurchase and cancel the Puta-ble/Callable Notes and shall give written notice to the Subordinated Trustee of such determination at least six Business Days prior to the date on which it will make such repurchase. In such case, or if the Corporation otherwise does not exercise or is deemed not to have exercised the Second Call Option (as defined herein), the Corporation (i) will be required to purchase the Putable/Callable Notes on October 15, 2008, or such earlier date as it may determine, at a purchase price equal to 100 percent of the principal amount thereof, plus accrued and unpaid interest to October 15, 2008 or such earlier date, (ii) will deliver to the Subordinated Trustee, not later than 12:00 noon, New York time, on such date, an amount equal to 100 percent of the principal amount of the Putable/Callable Notes plus any accrued and unpaid interest in immediately available funds for payment of such amount on such date, and (iii) the Holders of the Putable/Callable Notes shall be required to deliver, and will be deemed to have delivered, the Putable/Callable Notes to the Corporation or the Subordinated Trustee against payment therefor on such date through the facilities of DTC. The Putable/Callable Notes will thereupon be cancelled and no Putable/Callable Notes will be issued in lieu of or in exchange therefor.


      -- Floating Rate to Fixed Rate

     From the Coupon Reset Date until six Business Days prior to October 15, 2008, the Corporation shall have the right, exercisable by giving written notice of exercise to the Subordinated Trustee and the Calculation Agent, not later than 2:00 p.m. New York time on such Business Day (which shall be a date not later than October 15, 2008), to purchase the Putable/Callable Notes in whole but not in part on such New Coupon Reset Date at the Call Price, plus accrued interest from the Coupon Reset Date to the New Coupon Reset Date (the "Second Call Option"). If the Corporation has exercised the Second Call Option, the Corporation and the Calculation Agent shall complete the following steps in order to determine the interest rate to be paid on the Putable/Callable Notes from and including the New Coupon Reset Date to the Final Maturity Date. The Corporation and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

     (a) The Corporation shall provide the Calculation Agent with the Dealer List, no later than four Business Days prior to the New Coupon Reset Date, containing the names and addresses of at least three and no more than five dealers, one of which shall be First Union Capital Markets, from which it desires the Calculation Agent to obtain the Bids for the purchase of such Putable/Callable Notes.

     (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each Dealer on the Dealer List (i) a copy of the prospectus and the accompanying prospectus supplement relating to the offering of the Putable/Callable Notes, (ii) a copy of the form of the Putable/ Callable Notes, and (iii) a written request that each such Dealer submit a Bid to the Calculation Agent by the Bid Deadline on the third Business Day prior to the New Coupon Reset Date (the "New Bid Date"). Each Dealer shall be provided with (i) the name of the Corporation, (ii) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with paragraph (c) below), (iii) the principal amount and maturity of the Putable/Callable Notes, (iv) the New Coupon Reset Date, and (v) the method by which interest will be calculated on the Putable/Callable Notes.

     (c) The Purchase Price shall be equal to (i) the principal amount of the Putable/Callable Notes plus (ii) a premium which shall be equal to the Settlement Amount plus an amount equal to the interest payable on a note with a maturity of the New Coupon Reset Date, accruing interest (payable at maturity) at a per annum rate, reset daily, equal to three-month LIBOR accruing from the Coupon Reset Date, and having a principal amount equal to the Settlement Amount (the "New Fixed Notes Premium").

     (d) Following receipt of the Bids, the Calculation Agent shall provide written notice to the Corporation, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the New Bid Date, (ii) the Bid submitted by each such Dealer, and (iii) the Purchase Price as determined pursuant to paragraph (c) above. Except as provided below, the Calculation Agent shall thereafter select, from the three Bids received, the Selected Bid and establish a new rate of interest for the Putable/Callable Notes (the "New Coupon Reset Rate") equal to the interest rate which would amortize the New Fixed Notes Premium fully over the term of the Putable/Callable Notes at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a Bid from a Dealer by the Bid Deadline on the New Bid Date, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Corporation shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid).

     (e) Immediately after calculating the New Coupon Reset Rate, the Calculation Agent shall provide written notice to the Corporation and the Subordinated Trustee, setting forth such New Coupon Reset Rate as the new interest rate on the Putable/Callable Notes, effective from and including the New Coupon Reset Date to the Final Maturity Date, by delivery to the Subordinated Trustee on or before the New Coupon Reset Date of an officers' certificate.

     (f) The Corporation shall sell the Putable/Callable Notes to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the New Coupon Reset Date in immediately available funds.

     (g) Notwithstanding the foregoing, if the Calculation Agent determines that (i) since the exercise of the Second Call Option, an Event of Default, or any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default with respect to the Putable/Callable Notes shall have occurred and be continuing, (ii) a Market Disruption Event has occurred following the exercise of the Second Call Option, or (iii) two or more of the Dealers shall have failed to provide Bids in a timely manner substantially as provided above, the Second Call Option will be automatically revoked, and the Corporation will be deemed to have determined not to exercise its right to reset the floating rate on the Putable/Callable Notes to a fixed rate, as described under " -- Floating Rate" above.


     Settlement on Exercise of the Put and Call Options

     If the Callholder has exercised the Call Option and the Corporation has not exercised the Call Option Override, then, on the Coupon Reset Date, all beneficial interests in the Putable/Callable Notes will be transferred to a DTC account designated by the Callholder. The transfers will be made automatically, without any action on the part of any Holder or beneficial owner, by book entry through DTC. The Callholder will be obligated to make payment of the Call Price in immediately available funds for credit to the accounts of the DTC Participants through which beneficial interests in the Putable/Callable Notes are held, by 2:00 p.m. New York time on the Business Day prior to the Coupon Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If the Callholder fails to pay the Call Price when due or if the Corporation exercises the Call Option Override, the Call Option will be deemed not to have been exercised and the Put Option will be deemed to have been automatically exercised. In these circumstances, the Corporation will be obligated to pay the Put Redemption Price for the Putable/Callable Notes on the Coupon Reset Date, with settlement occurring as described in the next paragraph. In any event, the Corporation will remain obligated to make payment of accrued and unpaid interest due on the Putable/Callable Notes, with interest payable on the Coupon Reset Date being payable to the Holders of the Putable/Callable Notes on the Regular Record Date for such payment.

     If the Call Option is not exercised, the Callholder fails to pay the Call Price when due, or the Corporation exercises the Call Option Override, and the Put Option is therefore exercised, then, on the Coupon Reset Date, all beneficial interests in the Putable/Callable Notes to be purchased will be transferred to a DTC account designated by the Corporation. The transfers will be made automatically, without any action on the part of any Holder or beneficial owner, by book entry through DTC. The Corporation will be obligated to make payment of the Put Redemption Price for credit to the accounts of the DTC Participants through which beneficial interests in the Putable/Callable Notes are held, by 12:00 noon New York Time on the Coupon Reset Date. Each transfer will be made against the corresponding payment, and each payment will be made against the corresponding transfer, in accordance with applicable DTC procedures. If the Corporation fails to pay the Put Redemption Price when due, accrued interest from the Coupon Reset Date to the date the payment is made will be payable as part of the Put Redemption Price. With respect to all the Putable/Callable Notes, whether or not purchased pursuant to the Put Option, the Corporation will remain obligated to make payment of accrued and unpaid interest due on the Putable/Callable Notes, with interest payable on the Coupon Reset Date being payable to the Holders of the Putable/Callable Notes on the Regular Record Date for such payment.

     The transactions described above will be executed on the Coupon Reset Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the Putable/Callable Notes delivered by book entry as necessary to effect the purchases and sales thereof. The transactions will settle in immediately available funds through DTC's Same-Day Funds Settlement System.

     Substantially similar procedures will also apply with respect to the Second Call Option and the New Coupon Reset Date and the transactions described above under " -- Floater Option Coupon Reset Process".

     The settlement procedures described above, including those for payment for and delivery of the Puta-ble/Callable Notes purchased by the Callholder or the Corporation on the Coupon Reset Date or the New Coupon Reset Date, may be modified, notwithstanding any contrary terms of the Subordinated Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Putable/Callable Notes at the relevant time, to the extent required to facilitate these transactions in the Putable/Callable Notes in certificated form. In addition, the Callholder and the Corporation may, notwithstanding any contrary terms of the Subordinated Indenture, modify the settlement procedures referred to above in order to facilitate the settlement process.

     Under the terms of the Putable/Callable Notes, the Corporation has agreed that, notwithstanding any provision to the contrary set forth in the Indenture,
(i) it will use its reasonable best efforts to maintain the Putable/Callable Notes in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Putable/Callable Notes in book-entry form, and (ii) it will waive any discretionary right it otherwise may have under the Indenture to cause the Putable/Callable Notes to be issued in certificated form.


     Calculation Agent

     The Calculation Agency Agreement provides that the Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Corporation and the Subordinated Trustee of notice of such resignation. In such case, the Corporation may appoint a successor Calculation Agent, which may be a subsidiary or an affiliate of the Corporation.

     The Calculation Agent, in its individual capacity, may buy, sell, hold and deal in the Putable/Callable Notes and may exercise any vote or join in any action which any Holder of the Putable/Callable Notes may be entitled to exercise or take as if it were not the Calculation Agent. The Calculation Agent, in its individual capacity, may also engage in any transaction with the Corporation, the Callholder and First Union Capital Markets as if it were not the Calculation Agent.


Floating Rate Subordinated Notes due July 22, 2003

     The Floating Rate Subordinated Notes due July 22, 2003, were issued on July 22, 1993 and mature on July 22, 2003. The terms of the Floating Rate Subordinated Notes due July 22, 2003 are the same as those for the terms of the Senior Floating Rate Notes described above under "Summary of Particular Senior Debt Securities -- Senior Floating Rate Notes", except that the Floating Rate Subordinated Notes due July 22, 2003 bear interest at a rate per annum equal to the greater of (i) LIBOR plus 0.125%, or (ii) 4.125%. The Calculation Agent with respect to the Floating Rate Subordinated Notes is The Bank of New York.

Subordinated Medium-Term Notes

     Each issue of Subordinated Medium-Term Notes bears interest at the rate indicated by their title payable semiannually on February 15 and August 15 through maturity to the Persons in whose names such Notes are registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest on such Notes is computed on the basis of a 360-day year of twelve 30-day months. Payments of principal and interest payable at maturity on such Notes will be made in immediately available funds at the offices of the Subordinated Trustee, as Paying Agent, in the Borough of Manhattan, the City of New York, provided that such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such Notes are not redeemable prior to maturity and are issued and transferable as Book-Entry Debt Securities. See "Description of the Debt Securities -- Book-Entry Debt Securities". No sinking fund is provided for such Notes.

     The Subordinated Medium-Term Notes were issued under the Subordinated Indenture as in effect prior to the 1992 Supplemental Indenture. The description set forth above under "Description of the Debt Securities -- Defaults" with respect to the Subordinated Medium-Term Notes, is amended by the description set forth under "Summary of Particular Subordinated Debt Securities -- Non-Redeemable Subordinated Fixed Rate Notes; Defaults".

                                    EXPERTS

     The consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's 1997 Annual Report to Stockholders which is incorporated by reference in the Corporation's 1997 Annual Report on Form 10-K and incorporated by reference herein, and the supplemental consolidated balance sheets of the Corporation as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Corporation's 1997 Supplemental Annual Report to Stockholders which is included in First Union Corporation's Form 8-K dated May 26, 1998 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                              PLAN OF DISTRIBUTION

     This Prospectus will be used by First Union Capital Markets in connection with offers and sales related to market-making and other transactions in the Debt Securities. First Union Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices relating to prevailing market prices at the time of sale or otherwise.


                             VALIDITY OF SECURITIES

     The validity of the Debt Securities has been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of the Corporation. Mr. Cowell has relied on the opinion of New York counsel as to matters of New York law. Mr. Cowell owns shares of the Corporation's Common Stock and holds options to purchase additional shares of such Common Stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


           Registration fee ........................................    $   100
           Printing and engraving expenses .........................     12,000
           Accounting fees .........................................     15,000
           Legal fees and expenses .................................     50,000
           Blue sky and legal investment fees and expenses .........      7,500
           Miscellaneous ...........................................     10,400
                                                                        -------
    Total ..........................................................    $95,000
                                                                        =======

     All expenses are estimated except the registration fee.


Item 15. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA"), which became effective on July 1, 1990, contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

     The Corporation's Articles of Incorporation provides for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

     The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements which may be entered into by the Corporation, certain controlling persons, directors and officers of the Corporation may be entitled to indemnification by underwriters and agents who participate in the distribution of Debt Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 16. Exhibits.



      Exhibit No.                                                       Description
-----------------------        --------------------------------------------------------------------------------------------
      (4)(a)(i)           --   Copy of Senior Indenture (including form of Senior Debt Security). (Incorporated by reference to Exhibit (4) to the Corporation's Registration Statement No. 2-98213.)
      (4)(a)(ii)          --   Copy of supplemental indenture, dated as of May 17, 1986, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment
                               No. 1 to the Corporation's Registration Statement No. 33-30122.)
      (4)(a)(iii)         --   Copy of supplemental indenture, dated as of July 1, 1988, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment
                               No. 1 to the Corporation's Registration Statement No. 33-30122.)
      (4)(a)(iv)          --   Copy of supplemental indenture, dated as of August 1, 1990, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to the
                               Corporation's Registration Statement No. 33-40456.)
      (4)(b)(i)           --   Copy of Subordinated Indenture (including form of Subordinated Debt Security).
                               (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to the Corporation's
                               Registration Statement No. 33-1852.)
      (4)(b)(ii)          --   Copy of supplemental indenture, dated as of August 1, 1990, between the Corporation and
                               The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to the
                               Corporation's Registration Statement No. 33-40456.)
      (4)(b)(iii)         --   Copy of supplemental indenture, dated as of November 15, 1992, between the Corporation and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4) to the
                               Corporation's Current Report on Form 8-K dated November 17, 1992.)
      (4)(b)(iv)          --   Copy of supplemental indenture, dated as of February 7, 1996, between the Corporation and
                               Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to the Corporation's Current Report on Form 8-K dated February 7, 1996.)
      (4)(b)(v)           --   Form of Investment of Resignation, Appointment and Acceptance, dated as of February 7,
                               1996, among the Corporation, Harris Trust and Savings Bank and The Bank of New York
                               (formerly Irving Trust Company). (Incorporated by reference to Exhibit (4)(a) to the
                               Corporation's Current Report on Form 8-K dated February 7, 1996.)
      (4)(c)(i)           --   Form of proposed Senior Medium-Term Notes. (Incorporated by reference to Exhibit (4)(c)(i)
                               to the Corporation's Registration Statement No. 33-40456.)
      (4)(c)(ii)          --   Form of proposed Subordinated Medium-Term Notes. (Incorporated by reference to Exhibit
                               (4)(c)(ii) to the Corporation's Registration Statement No. 33-40456.)
      (5)                 --   Opinion of Marion A. Cowell, Jr., Esq.
     (12)                 --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by
                               reference to Exhibit (12)(a) to the Corporation's Current Report on Form 8-K dated
                               May 26, 1998.)
     (23)(a)              --   Consent of KPMG Peat Marwick LLP.
     (23)(b)              --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
     (24)                 --   Power of Attorney.
     (25)(a)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase
                               Manhattan Bank (formerly Chemical Bank). (Incorporated by reference to Exhibit 25(a) to the Corporation's Registration Statement No. 333-34151.)
     (25)(b)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and
                               Savings Bank. (Incorporated by reference to Exhibit 25(b) to the Corporation's
                               Registration Statement No. 333-34151.)
     (27)                 --   The Corporation's Financial Data Schedules. (Incorporated by reference to Exhibits (27)(a),
                               (27)(b) and (27)(c) to the Corporation's Current Report on Form 8-K dated May 26, 1998.)

Item 17. Undertakings.

A. Undertakings to Update Annually.

       (1) The undersigned registrant hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of the 1933 (as amended, the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on July 1, 1998.

                                     FIRST UNION CORPORATION



                                     By:   MARION A. COWELL, JR.
                                        ---------------------------------------

                                        Marion A. Cowell, Jr.

                                        Executive Vice President, Secretary

                                        and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.



                 Signature                   Capacity
------------------------------------------   -------------------------------------
     EDWARD E. CRUTCHFIELD*                  Chairman and Chief Executive Officer
    -------------------------------------
    Edward E. Crutchfield                    and Director

     ROBERT T. ATWOOD*                       Executive Vice President and Chief
    -------------------------------------
    Robert T. Atwood                         Financial Officer

     JAMES H. HATCH*                         Senior Vice President and Corporate
    -------------------------------------
    James H. Hatch                           Controller (Principal Accounting
                                             Officer)
     EDWARD E. BARR*                         Director
    -------------------------------------
    Edward E. Barr

                                             Director
    -------------------------------------
    G. Alex Bernhardt

     W. WALDO BRADLEY*                       Director
    -------------------------------------
    W. Waldo Bradley

     ROBERT J. BROWN*                        Director
    -------------------------------------
    Robert J. Brown

     A. DANO DAVIS*                          Director
    -------------------------------------
    A. Dano Davis

                                             Director
    -------------------------------------
    Norwood H. Davis

     R. STUART DICKSON*                      Director
    -------------------------------------
    R. Stuart Dickson

     B. F. DOLAN*                            Director
    -------------------------------------
    B. F. Dolan

     RODDEY DOWD, SR.*                       Director
    -------------------------------------
    Roddey Dowd, Sr.

                                             Director
    -------------------------------------
    John R. Georgius

                    Signature                       Capacity
-------------------------------------------------   ---------
     ARTHUR M. GOLDBERG*                            Director
    -------------------------------------
    Arthur M. Goldberg

     WILLIAM H. GOODWIN, JR.*                       Director
    -------------------------------------
    William H. Goodwin, Jr.

     FRANK M. HENRY*                                Director
    -------------------------------------
    Frank M. Henry

     ERNEST E. JONES*                               Director
    -------------------------------------
    Ernest E. Jones

     TERRENCE A. LARSEN*                            Director
    -------------------------------------
    Terrence A. Larsen

     HERBERT LOTMAN*                                Director
    -------------------------------------
    Herbert Lotman

     RADFORD D. LOVETT*                             Director
    -------------------------------------
    Radford D. Lovett

     MACKEY J. MCDONALD*                            Director
    -------------------------------------
    Mackey J. McDonald

     MALCOLM S. MCDONALD*                           Director
    -------------------------------------
    Malcom S. McDonald

     PATRICIA A. MCFATE*                            Director
    -------------------------------------
    Patricia A. McFate

     JOSEPH NEUBAUER*                               Director
    -------------------------------------
    Joseph Neubauer

     RANDOLPH N. REYNOLDS*                          Director
    -------------------------------------
    Randolph N. Reynolds

     JAMES M. SEABROOK*                             Director
    -------------------------------------
    James M. Seabrook

                                                    Director
    -------------------------------------
    Ruth G. Shaw

     CHARLES M. SHELTON, SR.*                       Director
    -------------------------------------
    Charles M. Shelton, Sr.

     LANTY L. SMITH*                                Director
    -------------------------------------
    Lanty L. Smith

     RAYMOND W. SMITH*                              Director
    -------------------------------------
    Raymond W. Smith

      *By Marion A. Cowell, Jr., Attorney-in-Fact

     MARION A. COWELL, JR.
    -------------------------------------
     Marion A. Cowell, Jr.

   Date: July 1, 1998

                                 EXHIBIT INDEX



      Exhibit No.                                                        Description
-----------------------        ----------------------------------------------------------------------------------------------
      (4)(a)(i)           --   Copy of Senior Indenture (including form of Senior Debt Security). (Incorporated by reference to Exhibit (4) to the Corporation's Registration Statement No. 2-98213.)
      (4)(a)(ii)          --   Copy of supplemental indenture, dated as of May 17, 1986, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment
                               No. 1 to the Corporation's Registration Statement No. 33-30122.)
      (4)(a)(iii)         --   Copy of supplemental indenture, dated as of July 1, 1988, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment
                               No. 1 to the Corporation's Registration Statement No. 33-30122.)
      (4)(a)(iv)          --   Copy of supplemental indenture, dated as of August 1, 1990, between the Corporation and
                               Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to the
                               Corporation's Registration Statement No. 33-40456.)
      (4)(b)(i)           --   Copy of Subordinated Indenture (including form of Subordinated Debt Security). (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to the Corporation's Registration
                               Statement No. 33-1852.)
      (4)(b)(ii)          --   Copy of supplemental indenture, dated as of August 1, 1990, between the Corporation and The
                               Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to the
                               Corporation's Registration Statement No. 33-40456.)
      (4)(b)(iii)         --   Copy of supplemental indenture, dated as of November 15, 1992, between the Corporation and
                               The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4) to the
                               Corporation's Current Report on Form 8-K dated November 17, 1992.)
      (4)(b)(iv)          --   Copy of supplemental indenture, dated as of February 7, 1996, between the Corporation and
                               Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to the Corporation's Current Report on Form 8-K dated February 7, 1996.)
      (4)(b)(v)           --   Form of Investment of Resignation, Appointment and Acceptance, dated as of February 7,
                               1996, among the Corporation, Harris Trust and Savings Bank and The Bank of New York
                               (formerly Irving Trust Company). (Incorporated by reference to Exhibit (4)(a) to the
                               Corporation's Current Report on Form 8-K dated February 7, 1996.)
      (4)(c)(i)           --   Form of proposed Senior Medium-Term Notes. (Incorporated by reference to Exhibit (4)(c)(i)
                               to the Corporation's Registration Statement No. 33-40456.)
      (4)(c)(ii)          --   Form of proposed Subordinated Medium-Term Notes. (Incorporated by reference to Exhibit
                               (4)(c)(ii) to the Corporation's Registration Statement No. 33-40456.)
      (5)                 --   Opinion of Marion A. Cowell, Jr., Esq.
     (12)                 --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to the Corporation's Current Report on Form 8-K dated May 26, 1998.)
     (23)(a)              --   Consent of KPMG Peat Marwick LLP.
     (23)(b)              --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
     (24)                 --   Power of Attorney.
     (25)(a)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase
                               Manhattan Bank (formerly Chemical Bank). (Incorporated by reference to Exhibit 25(a) to the Corporation's Registration Statement No. 333-34151.)
     (25)(b)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and
                               Savings Bank. (Incorporated by reference to Exhibit 25(b) to the Corporation's Registration
                               Statement No. 333-34151.)
     (27)                 --   The Corporation's Financial Data Schedules. (Incorporated by reference to Exhibits (27)(a),
                               (27)(b), and (27)(c) to the Corporation's Current Report on Form 8-K dated May 26, 1998.)
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